Exhibit 10.6
TRADEMARK LICENSE AGREEMENT
        This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of June 16, 2023 (the “Effective Date”) by and between Vista Equity Partners Management, LLC (the “Licensor”), and Vista Credit Strategic Lending Corp., a company organized under the laws of the State of Maryland (the “Company”) (each a “party,” and collectively, the “parties”).
RECITALS
        WHEREAS, to its knowledge Licensor is the owner of the trade name “VISTA” (the “Licensed Mark”) in the United States of America (the “Territory”).
        WHEREAS, the Company is a newly organized closed-end management investment company that elected to be treated as a business development company under the Investment Company Act of 1940 (the “1940 Act”);
        WHEREAS, pursuant to the Investment Advisory Agreement dated as of June 16, 2023, by and between Vista Credit BDC Management, L.P., a subsidiary of Licensor (the “Adviser”), and the Company (the “Advisory Agreement”), the Company has engaged the Adviser to act as the investment adviser to the Company; and
        WHEREAS, the Company desires to use the Licensed Mark in connection with the operation of its business, and Licensor is willing to permit the Company to use the Licensed Mark, subject to the terms and conditions of this Agreement.
        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1
LICENSE GRANT
        1.1    License.    Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Company, and the Company hereby accepts from Licensor, a personal, non-exclusive, non-transferable, royalty-free right and license to use the Licensed Mark solely and exclusively as an element of the Company’s own company name and in connection with the business of the Company of making investments. Except as provided above, neither the Company nor any affiliate, owner, director, officer, employee, or agent thereof shall otherwise use the Licensed Mark or any derivative thereof without the prior express written consent of Licensor in its sole and absolute discretion. All rights not expressly granted to the Company hereunder shall remain the exclusive property of Licensor. Licensee shall not have a right to sublicense the Licensed Mark except to a wholly owned subsidiary and any sublicense shall terminate if such entity ceases to be a wholly owned subsidiary.
        1.2    Licensor’s Use.    Nothing in this Agreement shall preclude Licensor, its affiliates, or any of their respective successors or assigns from using or permitting other entities to use the Licensed Mark whether or not such entity directly or indirectly competes or conflicts with the Company’s business in any manner.
ARTICLE 2
OWNERSHIP
        2.1    Ownership.    The Company acknowledges and agrees that Licensor is the owner of all right, title, and interest in and to the Licensed Mark, and all such right, title, and interest shall remain with the Licensor. The Company shall not otherwise contest, dispute, or challenge Licensor’s right, title, and interest in and to the Licensed Mark during the term of this Agreement or anytime thereafter. Licensor has the sole right, in its discretion, to file, prosecute, and maintain all applications and registrations for the Licensed Mark.
        2.2    Goodwill.    All goodwill and reputation generated by the Company’s use of the Licensed Mark shall inure to the benefit of Licensor. The Company shall not by any act or omission use the Licensed Mark in any manner that disparages or reflects adversely on Licensor or its business or reputation. Except as expressly provided herein, neither party may use any trademark or service mark of the other party without that party’s prior written consent, which consent shall be given in that party’s sole discretion.
ARTICLE 3
COMPLIANCE
        3.1    Quality Control.    In order to preserve the inherent value of the Licensed Mark, the Company agrees to use the Licensed Mark in a manner that maintains the quality of the Company’s business and the operation thereof equal to the standards prevailing in the operation of Licensor’s business. The Company further agrees to use the Licensed Mark in accordance with quality standards established by Licensor. At Licensor’s request, Licensee will provide Licensor with samples of Licensee’s use of the Licensed Mark and, if Licensor determines that such use does not conform to such standards, Licensor will make such change as shall be requested by Licensor within 30 days of written notice from Licensor.
        3.2    Compliance With Laws.    The Company agrees that the business operated by it in connection with the Licensed Mark shall comply with all laws, rules, regulations and requirements of any governmental body in the Territory or elsewhere as may be applicable to the operation, advertising and promotion of the business, and shall notify Licensor of any action that must be taken by the Company to comply with such law, rules, regulations or requirements.
        3.3    Notification of Infringement.    Each party shall promptly notify the other party and provide to the other party all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with any Licensed Mark, and (ii) any infringements, imitations, or illegal use or misuse of the Licensed Mark in the Territory. Licensor has the sole right, in its discretion, to bring any action or proceeding with respect to any such infringement, dilution, or other conflict and to control the conduct of any such action or proceeding (including any settlement thereof). Licensee shall provide Licensor with all assistance that Licensor may reasonably request, at Licensor's expense, in connection with any such action or proceeding. Licensor will be entitled to retain any monetary recovery resulting from any such action or proceeding (including any settlement thereof) for its own account.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
        4.1    Mutual Representations.    Each party hereby represents and warrants to the other party as follows:
        (a)   Due Authorization.    Such party is an entity duly formed and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.
        (b)   Due Execution.    This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.
        (c)   No Conflict.    Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the charter, by-laws or limited liability company agreement (or similar organizational documents) of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.
        4.2   Disclaimer.    Licensor makes no representation or warranty to the Company with respect to Licensor’s right to use and/or license the Licensed Mark.

ARTICLE 5
LIMITATION OF LIABILITY
        5.1    Limitation of Liability.     NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT OR USE OF THE LICENSED MARK HEREUNDER, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
ARTICLE 6
TERM AND TERMINATION
        5.1    Term.    This Agreement shall expire (i) upon expiration or termination of the Advisory Agreement; (ii) if Adviser ceases to serve as investment adviser to the Company; or (iii) by Licensor or the Company upon sixty days’ written notice to the other party.
        5.2    Upon Termination.    Upon expiration or termination of this Agreement, all rights granted to the Company under this Agreement with respect to the Licensed Mark shall cease, and the Company shall immediately discontinue use of the Licensed Mark. For one year following termination of this Agreement, the Company shall specify on all public-facing materials in a prominent place and in prominent typeface that the Company is no longer operating under the Licensed Mark and is no longer associated with Licensor.
ARTICLE 6
MISCELLANEOUS
        6.1    Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this provision shall be void. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder.
        6.2    Independent Contractor.    Except as expressly provided or authorized in the Advisory Agreement, neither party shall have, or shall represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.
        6.3    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.
        6.4    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b). The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
        6.5    Amendment.    This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

        6.6    No Waiver.    The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.
        6.7    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
        6.8    Headings.    The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
        6.9    Counterparts.    This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
        6.10    Entire Agreement.    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.
        6.11    Third Party Beneficiaries.    Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
        6.12    Certain Matters of Construction.
(a)    The words “hereof”, “herein”, “hereunder” and word of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.
(b)    Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.
(c)    The word “including” shall mean including without limitation.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:

VISTA EQUITY PARTNERS MANAGEMENT, LLC

By:	/s/ Robert F. Smith

	Name:	Robert F. Smith

	Title:	Managing Member

COMPANY:

VISTA CREDIT STRATEGIC LENDING CORP.

By:	/s/ Gregory Galligan

	Name:	Gregory Galligan

	Title:	Chief Executive Officer and President
5